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EXHIBIT 99.1(a)

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is filed on behalf of each of us.

Dated: September 30, 2002
INVESTOR GROWTH CAPITAL LIMITED
/s/ MICHAEL OPORTO Michael Oporto Attorney-in-Fact
/s/ BORJE EKHOLM Borje Ekholm Attorney-in-Fact
INVESTOR AB
/s/ MICHAEL OPORTO Michael Oporto Attorney-in-Fact
/s/ BORJE EKHOLM Borje Ekholm Attorney-in-Fact

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  EXHIBIT 99.1(a)
EXHIBIT A JOINT FILING STATEMENT